EXHIBIT 32.1

NAVTEQ CORPORATION

Certification of Principal Executive Officer

 Pursuant to 18 U.S.C. 1350

 (Section 906 of the Sarbanes-Oxley Act of 2002)

I, Judson C. Green, President and Chief Executive Officer (principal executive officer) of NAVTEQ Corporation (the “Registrant”), certify that to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 of the Registrant (the “Report”):

(1)        The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Judson C. Green
Name:	Judson C. Green
Date: November 8, 2007